Exhibit 5.1

+1 202.942.5000 +1 202.942.5999 Fax 555 Twelfth Street, NW +1 202.942.5000 +1 202.942.5999 Fax Washington, DC 20004-1206

December 12, 2013

ArQule, Inc.

19 Presidential Way

Woburn, Massachusetts 01801

Ladies and Gentlemen:

We have acted as special counsel to ArQule, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of:

(i)	shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);
(ii)	shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);
(iii)	warrants to purchase Common Stock or Preferred Stock (the “Warrants”);
(iv)	senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”);and
(v)	units consisting of two or more of the securities described above in any combination (“Units”).

The Common Stock, Preferred Stock, Warrants, Debt Securities and Units are collectively referred to as the “Securities.”

The Senior Debt Securities may be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”) and the Subordinated Debt Securities may be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and may be entered into, in each case, between the Company and a trustee (each, a “Trustee”).

 In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, including at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet (a “Prospectus Supplement”) will have been prepared and timely filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1.                  with respect to shares of Common Stock, when both (A) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of Common Stock and related matters and (B) shares of Common Stock have been registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board and upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and nonassessable; and

2.                  with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters and (B) shares of Preferred Stock have been registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board and upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid, and nonassessable;

2

3.                  with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent, if any, appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

4.                  with respect to the Debt Securities, when (A) the Trustee is qualified to act as trustee under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board or a duly constituted and acting committee thereof and any officers of the Company delegated such authority has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters, if the Company is to issue the Debt Securities, (F) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

5.                  with respect to the Units, when (A) the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action, (B) the Common Stock and Preferred Stock that are components of any Units are legally issued, fully paid and nonassessable, (D) the Debt Securities and the Warrants that are components of any Units constitute legally valid and binding obligations of the Company, the Units will be legally valid and binding obligations of the Company.

3

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law, and the Federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities or the issuance of the Preferred Stock, Common Stock, Warrants or Units on behalf of the Company, in the prospectus and in a Prospectus Supplement forming a part of the Registration Statement filed with the Commission pursuant to the Securities Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit (5) thereto. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

Sincerely,

/s/ ARNOLD & PORTER LLP

Arnold & Porter LLP

4